 Exhibit 10.1

Execution

FIFTH Amendment TO AmenDed and Restated LOAN AGREEMENT, FIFTH Amendment to promissory note AND FIRST AMENDMENT TO seCOND aMENDED AND rESTATED pROMISSORY nOTE

This FIFTH Amendment TO Amended and Restated LOAN AGREEMENT, fifth Amendment TO PROMISSORY NOTE AND FIRST AMENDMENT TO SECOND AMENDED AND RESTATED PROMISSORY NOTE (this “Agreement”) is made as of December 20, 2022, by and among RANOR, INC., a Delaware corporation (“Ranor”), Stadco New Acquisition, LLC, a Delaware limited liability company (the “Initial Stadco Borrower”), STADCO, a California corporation (“Stadco”), Westminster Credit Holdings, LLC, a Delaware limited liability company (“Westminster”; together with Ranor, Initial Stadco Borrower and Stadco, jointly and severally, each a “Borrower” and collectively, the “Borrowers”), and BERKSHIRE BANK, a savings bank organized and existing under the laws of the Commonwealth of Massachusetts (“Lender” or “Bank”), successor by merger to Commerce Bank & Trust Company, in the following circumstances:

A.                Lender has made (i) a term loan to Ranor in the original principal amount of $2,850,000.00 (the “Ranor Term Loan”), which Ranor Term Loan is evidenced by that certain Promissory Note dated December 20, 2016, made by Ranor in favor of Lender in the stated principal amount of $2,850,000.00 (as amended by the First Amendment, Second Amendment, Third Amendment and Fourth Amendment, each as hereafter defined, and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Ranor Term Note”), which Ranor Term Loan matures on December 15, 2022, (ii) a revolving line of credit loan to the Borrowers in the maximum principal amount of $5,000,000.00 (the “Line of Credit”), which Line of Credit is evidenced by that certain Second Amended and Restated Promissory Note dated August 25, 2021, made by the Borrowers in favor of Lender in the stated principal amount of $5,000,000.00 (the “Line of Credit Note”) and (iii) a term loan to the Initial Stadco Borrower, Stadco and Westminster in the original principal amount of $4,000,000.00 (the “Stadco Term Loan” and together with the Ranor Term Loan and the Line of Credit, collectively, the “Loans”), which Stadco Term Loan is evidenced by that certain Promissory Note dated August 25, 2021, made by the Initial Stadco Borrower, Stadco and Westminster in the stated principal amount of $4,000,000.00 (the “Stadco Term Note” and together with the Ranor Term Note and the Line of Credit Note, collectively, the “Notes”). The Notes are governed by the Amended and Restated Loan Agreement by and between Borrowers and Lender dated August 25, 2021 (as amended by that certain First Amendment to Amended and Restated Loan Agreement and First Amendment to Promissory Note (the “First Amendment”) dated as of December 17, 2021, as further amended by that certain Second Amendment to Amended and Restated Loan Agreement and Second Amendment to Promissory Note (the “Second Amendment”) dated as of March 18, 2022, as further amended by that certain Third Amendment to Amended and Restated Loan Agreement and Third Amendment to Promissory Note (the “Third Amendment”) dated as of June 16, 2022, as further amended by that certain Fourth Amendment to Amended and Restated Loan Agreement and Fourth Amendment to Promissory Note (the “Fourth Amendment”) dated as of September 15, 2022, and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Any capitalized terms used but not expressly defined herein shall be given the same meaning given to such term in the Loan Agreement.

B.                 Borrowers have requested that Lender extend the maturity of the Ranor Term Loan and the Line of Credit, and modify certain provisions of the Loan Agreement, Ranor Term Note and Line of Credit Note, and Lender has agreed to such modification on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.                 Amendment to Loan Agreement. The Loan Agreement is hereby amended as follows:

1.1               The definition of “Appraised Value” in Section 2.3 of the Loan Agreement is hereby deleted in its entirety and following is inserted in place thereof and substituted therefor:

                   “Appraised Value” means the value of the Eligible Equipment as set forth on Schedule I attached hereto, which value was selected by Lender in its reasonable discretion.

1.2              Sections 2.6 and 2.7 of the Loan Agreement are hereby deleted in their entirety and the following are inserted in place thereof and substituted therefor:

“2.6            Intentionally omitted.

2.7              Intentionally omitted.”

1.3               Section 6.3 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in place thereof and substituted therefor:

“6.3             Records and Reports. Furnish to Bank: (i) consolidated annual financial reports (“10 K”) of the condition of the Borrowers and the Tech Guarantor, in each case, including a balance sheet, statement of cash flows, and profit and loss statement (reflecting all adjustments to surplus and capital accounts), prepared in accordance with GAAP, within one hundred twenty (120) days after the end of each fiscal year, audited by certified public accountants acceptable to Bank, together with a covenant compliance certificate demonstrating compliance with the financial covenants set forth herein, in a form reasonably satisfactory to Bank; (ii) consolidating annual financial reports of the condition of the Borrowers and the Tech Guarantor, in each case, including a balance sheet, statement of cash flows, and profit and loss statement (reflecting all adjustments to surplus and capital accounts), prepared by the Borrowers, within one hundred twenty (120) days after the end of each fiscal year; (iii) annual projections by the Borrowers for the next fiscal year’s income statements, balance sheets and statement of cash flows within one hundred twenty (120) days after the end of each fiscal year; (iv) within thirty (30) days following the end of each month, the Borrowers shall provide the Bank with (a) an inventory report and an aging report of Borrowers’ accounts receivables and payables as of the end of the subject month; and (b) a borrowing base certificate, in the form satisfactory to the Bank, showing the Borrowers’ availability and all amounts necessary in order to calculate the Borrowers’ availability; (v) within sixty (60) days of the end of each quarter, the Borrowers shall deliver to the Bank a management prepared financial statements of the Borrowers and the Tech Guarantor, on a consolidated and consolidating basis, (“10 Q”) including, at a minimum, a balance sheet and income statement compared with the previous year period, in form and substance reasonably satisfactory to the Bank, and a covenant compliance certificate demonstrating compliance with the financial covenants contained herein, in form reasonably satisfactory to the Bank; and (vi) with reasonable promptness, such other information bearing upon the credit and the status of business and operations of the Borrowers and the Tech Guarantor as Bank may from time to time reasonably request. The non-provision of the information required in this Section 6.3 by the time required will constitute an Event of Default (after the applicable cure period) hereunder.”

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1.4             Section 6.10 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in place thereof and substituted therefor:

“6.10         Debt Service Coverage Ratio. The Borrowers agree to maintain the ratio of the Cash Flow of the Tech Guarantor to the Total Debt Service of the Tech Guarantor of not less than 1.20 to 1.00 for the fiscal quarters ending September 30, 2021, through and including September 30, 2022, 1.10 to 1.00 for the fiscal quarter ending December 31, 2022, and 1.20 to 1.00 for the fiscal quarter ending March 31, 2023, and each fiscal quarter end thereafter, in each case measured on a trailing twelve (12) month basis. Calculations will be based on the audited (year-end) and unaudited (quarterly) consolidated financial statements of the Tech Guarantor. Quarterly tests will be measured based on the 10 Q reports within sixty (60) days of the end of each quarter, and annual tests will be measured based on 10 K reports within one hundred twenty days (120) after the end of each fiscal annual period. “Cash Flow” means an amount, without duplication, equal to the sum of net income of Tech Guarantor plus (i) interest expense, plus (ii) taxes, plus (iii) depreciation and amortization, plus (iv) stock based compensation expense taken by the Tech Guarantor, plus (v) non-cash losses and charges and one time or non-recurring expenses at the Bank’s discretion, less (vi) the amount of cash distributions, if any, made to shareholders or owners of Tech Guarantor, less (vii) cash taxes paid by the Tech Guarantor, all as determined in accordance with GAAP, less (viii) operating lease amortization. “Total Debt Service” shall mean an amount, without duplication, equal to the sum of (i) all amounts of cash interest paid on liabilities, obligations and reserves of Tech Guarantor paid by Tech Guarantor, (ii) all amounts paid by Tech Guarantor in connection with current maturities of long-term debt and preferred dividends, and (iii) all payments on account of capitalized finance leases (not operating leases), all as determined in accordance with GAAP, except with respect to the impact of the adoption of the ASC 842 GAAP standard.”

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1.5             Appendix I of the Loan Agreement is hereby amended by deleting the definitions of “Base Rate”, “Business Day”, “Prime Rate”, “Ranor Term Loan Maturity Date” and “Revolver Maturity Date” and inserting the following definitions in place thereof and substituted therefor:

 “Base Rate” means a variable rate of interest per annum equal to the Prime Rate with such adjustments (which may be positive or negative) to the spread or margin as the Bank deems reasonably necessary in its sole discretion to maintain an all-in yield on the Revolver Note substantially equivalent to the Daily Simple SOFR Rate.

 “Business Day” means any day other than a Saturday or a Sunday on which the head office of the Bank is open for transaction of all of its normal and customary business; provided that, for purposes of determining SOFR, Daily Simple SOFR or Term SOFR, “Business Day” means any day other than a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

 “Prime Rate” means, for any day, the per annum “prime rate” published for such day by The Wall Street Journal in its “Money Rate” column. In the event (A) The Wall Street Journal stops publishing prime rates or (B) The Wall Street Journal ceases to be available, then a substitute index rate shall be selected by the Bank from a comparable publication which publishes a rate which has historical fluctuations similar to that of the “prime rate” appearing in The Wall Street Journal. Any announced changes in said published “prime rate” rate shall result in an immediate and corresponding change in the Prime Rate without notice to or consent from the Borrower.

 “Ranor Term Loan Maturity Date” means December 15, 2027.

“Revolver Maturity Date” means December 20, 2023.

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1.6              Appendix I of the Loan Agreement is hereby amended by inserting the following new definitions therein:

  “Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (A) zero percent (0.00%) and (B) SOFR with a term equivalent to one month for the day (each such day a “Rate Set Day”) that is five (5) Business Days prior to (y) if such SOFR Rate Day is a Business Day, such SOFR Rate Day, or (z) if such SOFR Rate Day is not a Business Day, the Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. If by 5:00pm (ET) on the second (2nd) Business Day immediately following any Rate Set Day, SOFR in respect of such Rate Set Day has not been published on the SOFR Administrator’s Website, then SOFR for such Rate Set Day will be SOFR as published in respect of the first preceding Business Day for which such SOFR was published on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to or consent from the Borrower.

“Daily Simple SOFR Rate” means a variable rate of interest per annum equal to the sum of (A) the applicable Daily Simple SOFR, plus (B) 0.11448% (11.448 basis points), plus (C) the Term SOFR Margin.

“Interest Payment Date” means (A) the last day of each Interest Period, and (B) the Revolver Maturity Date.

“Interest Period” means (A) December 20, 2022, and ending on the date one month thereafter, and (B) thereafter, the period commencing on the day immediately following the expiration of the prior Interest Period and ending on the date one month thereafter; provided, that (1) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (2) if any Interest Period would end on a day for which there is no numerically corresponding day in the calendar month, such Interest Period shall end on the last Business Day of the relevant calendar month, and (3) no Interest Period shall extend beyond the Revolver Maturity Date.

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“SOFR” means, with respect to any Business Day, the secured overnight financing rate published for such Business Day on the SOFR Administrator’s Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for SOFR identified as such by the SOFR Administrator from time to time.

“Term SOFR” means, for any Interest Period, the greater of (A) zero percent (0.00%) and (B) the one-month forward-looking term rate based on SOFR published on the Term SOFR Administrator’s Website, or other commercially available source providing such quotations as may be selected by the Bank from time to time, two Business Days prior to the commencement of such Interest Period (as adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation); provided that if the Term SOFR is not published on a Business Day due to a holiday or other circumstance, the applicable Term SOFR shall be the Term SOFR last published prior to such Business Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (or a successor administrator of Term SOFR).

“Term SOFR Administrator’s Website” means the website or any successor source for Term SOFR identified by the Term SOFR Administrator (or a successor administrator of Term SOFR).

“Term SOFR Margin” means Two and One-Quarter percent (2.25%) per annum.

“Term SOFR Rate” means a variable rate of interest per annum equal to the sum of (A) the applicable Term SOFR, plus (B) 0.11448% (11.448 basis points), plus (C) the Term SOFR Margin.

1.7            Schedule I of the Loan Agreement is hereby deleted in its entirety and the attached Schedule I is inserted in place thereof and substituted therefor.

2.             Amendment to Ranor Term Note. The Ranor Term Note is hereby amended as follows:

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2.1             The second paragraph on page 1 of the Ranor Term Note is hereby deleted in its entirety and the following is inserted in place thereof and substituted therefor:

“together with interest thereon on unpaid balances (a) from the date hereof through and including December 19, 2022 at a fixed rate equal to 5.21% per annum, and (b) from and including December 20, 2022 at a fixed rate equal to 6.05% per annum. Commencing on January 20, 2017 and continuing on the 20th day of each month thereafter through and including December 20, 2022, the Borrower shall make monthly payments of principal and interest in the amount of $19,260.46 each, and commencing on January 20, 2023, and continuing on the 20th day of each month thereafter, the Borrower shall make monthly payments of principal and interest in the amount of $16,601.89 each, with all outstanding principal and accrued interest due and payable on December 15, 2027. Interest shall be calculated on the basis of actual days elapsed and a 360-day year.”

3.              Amendment to Line of Credit Note. The Line of Credit Note is hereby amended as follows:

3.1             The second paragraph on page 1 of the Line of Credit Note is hereby deleted in its entirety and the following are inserted in place thereof and substituted therefor:

“(a)             The Borrowers shall pay interest only on the unpaid balance hereunder until paid in full, which interest shall be paid on each Interest Payment Date. The aggregate unpaid principal balance of this Note shall be paid, plus any accrued and unpaid interest, on December 20, 2023. Interest on the unpaid principal balance hereof from time to time outstanding shall be a fluctuating rate equal to, at the election of the Borrowers, either (i) the Term SOFR Rate (or, if applicable under clauses (c), (d) or (e) of this Note, the Daily Simple SOFR Rate or the Base Rate, as applicable), or (ii) the Adjusted Prime Rate, which fluctuating rate will change when the Prime Rate changes. The Borrowers may elect to have the interest rate converted to the Term SOFR Rate (or, if applicable under clauses (c), (d) or (e) of this Note, the Daily Simple SOFR Rate or the Base Rate, as applicable) or to the Adjusted Prime Rate, as applicable, at any time during the term of this Note upon notice to the Bank at least two (2) Business Days prior to the end of the existing Interest Period, if the Term SOFR Rate is in effect, or at least two (2) Business Days prior to the end of the month if any other interest rate is in effect hereunder.

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(b)             Computations. Interest due with respect to this Note shall be computed on the basis of a year of 360 days and paid in arrears for the actual number of days elapsed. If the due date for any payment required under this Note is extended by operation of law, interest shall be payable for such extended time. If any payment required under this Note is due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension shall be included in computing interest in connection with such payment.

(c)              Illegality. If the Bank determines (which determination shall be conclusive absent manifest error) that any law has made it unlawful, or that any governmental authority has asserted it is unlawful, for the Bank to determine or charge interest by reference to Term SOFR or Daily Simple SOFR, then, upon notice thereof by the Bank to the Borrower, any obligation of the Bank to make or maintain the interest rate hereunder by reference to Term SOFR or Daily Simple SOFR shall be suspended, and the interest shall thereafter accrue on the outstanding principal balance of this Note at the Base Rate until the Bank notifies the Borrower that the circumstances giving rise to such determination no longer exist.

(d)             Temporary Unavailability of Term SOFR or Daily Simple SOFR. If the Bank determines (which determination shall be conclusive absent manifest error) that (i) the circumstances under clause (e) of this Section have occurred and such circumstances are likely to be temporary, (ii) adequate and reasonable means do not exist for determining Term SOFR, or (iii) the Term SOFR Rate does not adequately and fairly reflect the cost to the Bank of funding the loan evidenced by this Note, then, upon notice thereof by the Bank to the Borrower, any obligation of the Bank to make or maintain the interest rate hereunder by reference to Term SOFR shall be suspended, and interest shall thereafter accrue on the outstanding principal balance of this Note at a variable rate per annum equal to the Daily Simple SOFR Rate (or, if the Bank makes any of the foregoing determinations with respect to Daily Simple SOFR or the Daily Simple SOFR Rate, the Base Rate) until the Bank notifies the Borrower that the circumstances giving rise to such determination no longer exist.

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(e)              Permanent Unavailability of Term SOFR or Daily Simple SOFR. If the Bank determines (which determination shall be conclusive absent manifest error) that (i) adequate and reasonable means do not exist for determining Term SOFR, including, because SOFR or Term SOFR is not available or published on a current basis, and such circumstances are unlikely to be temporary, (ii) the SOFR Administrator or Term SOFR Administrator, or a governmental authority having jurisdiction over the Bank or any such administrator, has announced that SOFR or Term SOFR will no longer be provided, (iii) any relevant agency or authority has announced that SOFR or Term SOFR is no longer representative, or (iv) any similar circumstance exists such that SOFR or Term SOFR has become permanently unavailable or ceased to exist, any obligation of the Bank to make or maintain the interest rate hereunder by reference to Term SOFR shall be suspended, and the interest shall thereafter accrue on the outstanding principal balance of this Note at a variable rate per annum equal to the Daily Simple SOFR Rate (or, if the Bank makes any of the foregoing determinations with respect to Daily Simple SOFR or the Daily Simple SOFR Rate, the Base Rate).

(f)             Interest Rate Protection Agreement. Notwithstanding anything to the contrary herein, during any time that a transaction under an interest rate swap agreement or hedging contract with the Bank is in effect with respect to this Note (i) Interest Periods and Interest Payment Dates shall be adjusted as necessary to conform to the corresponding periods and dates applicable under such applicable under such interest rate swap agreement or hedging contract, and (ii) “Prime Rate” means, for any day, the rate published for such day opposite the caption “Bank prime loan” in Federal Reserve Publication H.15-519 (or any successor publication as published by the Board of Governors of the Federal Reserve System), and any announced changes in said published “Bank prime loan” rate shall result in an immediate and corresponding change in the Prime Rate without notice to or consent from the Borrower.”

4.             Conditions Precedent. The effectiveness of this Agreement is conditioned upon the occurrence of the following events, or the Lender’s receipt of the following items, as applicable, in each case in form and content acceptable to the Lender:

4.1            a fully-executed counterpart of this Agreement from the Borrowers and the Tech Guarantor, in form satisfactory to the Lender; and

4.2            receipt by Lender of payment of all reasonable and documented fees and expenses incurred in connection with this Agreement for which invoices have been presented to the Borrowers, including, without limitation, all reasonable legal fees and expenses.

5.             All security for the Loans and Notes now existing or hereafter granted to Lender, including without limitation all security evidenced, granted or governed by the Loan Agreement as amended hereby, the Security Agreements, the Mortgage, and any guaranty given in connection with the Loans or Notes, shall be security for the Loans, as amended hereby, and the Notes and for all obligations of Borrower under this Agreement, under the Notes and under the Loan Agreement, as previously amended and as amended by this Agreement.

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6.             All references to the Loan Agreement, the Ranor Term Note and the Line of Credit Note, respectively, wherever, whenever or however made or contained, are hereby deemed to be references to the Loan Agreement, the Ranor Term Note and the Line of Credit Note, respectively, as previously modified and as modified by this Agreement. By signing this Agreement in the space indicated below, each Borrower hereby affirms and restates all of the covenants and agreements made and set forth in the Loan Agreement and does hereby warrant, represent and covenant that, after giving effect to this Agreement, the representations and warranties in the Loan Agreement are true, accurate and complete in all material respects on and as of the date hereof (provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof, and provided, further, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date). ALL OF THE PROVISIONS OF THE LOAN AGREEMENT, THE RANOR TERM NOTE AND THE LINE OF CREDIT NOTE, EACH AS AMENDED HEREBY, REMAIN IN FULL FORCE AND EFFECT.

7.             By signing this Agreement on behalf of the Borrowers in the space designated below, the individual so signing represents and warrants to Lender that he or she has full power and authority to execute this Agreement and to bind such Borrower, and that all corporate actions necessary to authorize and approve execution of this Agreement, and by such individual, have been taken prior to the execution hereof.

8.              This Agreement shall be binding upon and shall inure to the benefit of Borrowers and Lender, and their respective successors and assigns. This Agreement has been made in the Commonwealth of Massachusetts and shall be governed, construed, applied and enforced in accordance with the laws of said Commonwealth without resort to its conflict of laws rules. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law; should any portion of this Agreement be declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Agreement; furthermore, the entirety of this Agreement shall continue in full force and effect in all jurisdictions and said remaining portions of this Agreement shall continue in full force and effect in the subject jurisdiction as if this Agreement had been executed with the invalid portions thereof deleted.

9.             IN THE EVENT THAT LENDER BRINGS ANY ACTION OR PROCEEDING IN CONNECTION HEREWITH IN ANY COURT OF RECORD OF MASSACHUSETTS OR THE UNITED STATES IN MASSACHUSETTS, EACH BORROWER HEREBY IRREVOCABLY CONSENTS TO AND CONFERS PERSONAL JURISDICTION OF SUCH COURT OVER SUCH BORROWER BY SUCH COURT. IN ANY SUCH ACTION OR PROCEEDING, EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE UPON SUCH BORROWER BY MAILING A COPY OF SUCH SUMMONS, COMPLAINT OR OTHER PROCESS BY CERTIFIED MAIL TO SUCH BORROWER AT ITS ADDRESS REFERENCED IN THE LOAN AGREEMENT. EACH BORROWER AND LENDER HEREBY WAIVE TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED IN CONNECTION HEREWITH, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING BETWEEN BORROWERS AND LENDER.

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10.             This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile, email or other electronic format (.pdf or .tif) shall be effective as delivery of a manually executed counterpart of this Agreement.

11.             All outstanding Loans that were LIBOR Loans (as defined in the Loan Agreement immediately prior to the effectiveness of this Agreement) immediately prior to the effectiveness of this Amendment are hereby converted to Loans bearing interest at the Term SOFR Rate (the “SOFR Conversion”). Notwithstanding anything to the contrary set forth in the Loan Agreement, no amounts shall be owed by the Borrowers in respect of any LIBOR breakage costs associated with the SOFR Conversion.

[Signatures appear on the following page]

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IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have executed this Agreement on the date first above written.

RANOR, INC.

By:	/s/ Thomas Sammons
Name:	Thomas Sammons
Title:	Vice President – Finance

Stadco New Acquisition, LLC

By:	/s/ Thomas Sammons
Name:	Thomas Sammons
Title:	Chief Financial Officer

Westminster Credit Holdings, LLC

By:	/s/ Thomas Sammons
Name:	Thomas Sammons
Title:	Chief Financial Officer

STADCO

By:	/s/ Thomas Sammons
Name:	Thomas Sammons
Title:	Assistant Secretary

BERKSHIRE BANK

By:	/s/ Thomas McCarthy
Name:	Thomas McCarthy
Title:	Senior Vice President – Commercial Lending

[Signature Page to Fifth Amendment]

CONSENT OF GUARANTOR

The undersigned Guarantor of the Obligations of the Borrowers as further described in the Loan Agreement and that certain Amended and Restated Unlimited Guaranty dated as of August 25, 2021, by such Guarantor in favor of the Lender (the “Guaranty”) hereby consents to the execution of the foregoing Agreement, hereby waives any claims, offsets or defenses which might otherwise arise by reason of the execution of the foregoing, and hereby ratifies and affirms the Guaranty, and all agreements securing such Guaranty, all of which shall remain in full force and effect until Borrowers’ Obligations have been paid and performed in full to Lender’s satisfaction. The undersigned Guarantor hereby agrees that, as of the date hereof, it has no claim or defense of any kind by way of offset or otherwise to the payment and satisfaction in full of Borrowers’ or the undersigned Guarantor’s obligations under said documents or to the extent that such a claim or defense may exist, the undersigned hereby waives it in consideration of the execution of the Agreement. The undersigned Guarantor further waives any and all defenses arising by reason of (a) any and all amendments or modifications of any documents or instrument, (b) any and all alterations, accelerations, extensions or other changes in the time or manner of payment or performance of Obligations, (c) the release, substitution or addition of any collateral or any guarantees, (d) any failure of the Lender to give notice of default to Borrowers or the undersigned Guarantor, (e) any failure of the Lender to pursue any Borrower or any of its property with due diligence, (f) any failure of the Lender to resort to collateral or to remedies which may be available to it, (g) any and all defenses arising out of the relationship of the undersigned to Borrowers, and none of the defenses shall operate to release the undersigned as guarantor, (h) all rights of Borrowers, and (i) the benefit of all other principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof.

The failure or refusal of the undersigned Guarantor to execute this Consent of Guarantor shall not void such Guarantor’s Obligations, nor shall such failure or refusal be grounds for any relief of the undersigned Guarantor from its Obligations.

Guarantor:

TECHPRECISION CORPORATION

By:	/s/ Thomas Sammons
Name:	Thomas Sammons
Title:	Chief Financial Officer

SCHEDULE I

[Omitted]